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EXHIBIT 99.1


** NEWS RELEASE **

        HOT TOPIC, INC. REPORTS 4TH QUARTER AND FISCAL YEAR 2004 EARNINGS
                   4TH QUARTER EPS OF $0.38 PER DILUTED SHARE

         CITY of INDUSTRY, CA, March 16, 2005 -- Hot Topic, Inc. (Nasdaq National Market: HOTT) reported net income for its fourth quarter ended January 29, 2005 of $17.4 million or $0.38 per diluted share, compared to $22.5 million or $0.45 per diluted share for the same period last fiscal year.

         At the end of the fourth quarter, the Company operated 668 stores, including 76 Torrid stores, compared to 554 stores, including 52 Torrid stores, at the end of the fourth quarter of fiscal 2003.

     For the fiscal year ended January 29, 2005, net income was $39.7 million or $0.83 per diluted share, compared to $47.6 million or $0.96 per diluted share for the comparable period last year.

     The Company also stated that all financial results presented, both for current and prior year, reflect the restatement related to accounting for leases as discussed in the press release and 8K filing on March 2, 2005.

         The Company also reiterated that it expects to open 110 new stores in 2005. This includes an estimated 65 new Hot Topic stores and an estimated 45 new Torrid stores. The Company expects to end the year operating 121 Torrid stores and 657 Hot Topic stores.

         A conference call to discuss fourth quarter results, business trends and other matters is scheduled for today at 4:30 PM (ET). The conference call number is 800-370-0869, and will be accessible to all interested parties. It will also be webcast at www.companyboardroom.com. A replay will be available at 877-519-4471, pass code 5620263, for approximately 10 days.

         Hot Topic, Inc. is a national mall-based specialty retailer. Hot Topic offers apparel, accessories and gifts to young men and women principally between the ages of 12 and 22. Torrid, the Company's second concept, provides plus-size fashion-forward apparel and accessories that target young women principally between the ages of 15 and 29. The Company currently operates 600 Hot Topic stores in all 50 states and Puerto Rico, 79 Torrid stores, and Internet stores WWW.HOTTOPIC.COM and WWW.TORRID.COM.

     In addition to the historical information contained herein, this news release contains forward-looking statements, which include statements relating to financial results, guidance, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results,


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management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the Company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed in the Company's SEC reports, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended January 31,
2004. Historical results achieved are not necessarily indicative of the future prospects of the Company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA
Mr. Jim McGinty, CFO 626-839-4681 x2675
Ms. Megan Hall, Manager of IR 626-839-4681 x2173


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                                 HOT TOPIC, INC.
                          SUMMARY STATEMENTS OF INCOME
                                   (Unaudited)


                                                      Fourth Quarters Ended
                                                  ------------------------------
                                                  Jan. 29, 2005    Jan. 31, 2004
                                                  -------------    -------------
                                                                      (restated)
(In thousands, except per share amounts)

Net sales                                         $    211,254     $    194,108
Cost of goods sold, including buying,
 distribution and occupancy costs                      132,873          113,847
Gross margin                                            78,381           80,261
Selling, general and administrative expenses            50,331           44,170
Operating income                                        28,050           36,091
Interest income-net                                        175              380
Income before income taxes                              28,225           36,471
Provision for income taxes                              10,805           13,969

Net income                                        $     17,420     $     22,502

Earnings per share
   Basic                                          $       0.39     $       0.47
   Diluted                                        $       0.38     $       0.45
Weighted average shares outstanding
   Basic                                                44,944           47,932
   Diluted                                              46,127           50,342


                                                        Fiscal Years Ended
                                                  ------------------------------
                                                  Jan. 29, 2005    Jan. 31, 2004
                                                  -------------    -------------
                                                                      (restated)
(In thousands, except per share amounts)

Net sales                                         $    656,468     $    572,039
Cost of goods sold, including buying,
 distribution and occupancy costs                      422,712          352,277
Gross margin                                           233,756          219,762
Selling, general and administrative expenses           170,384          143,952
Operating income                                        63,372           75,810
Interest income-net                                        919            1,318
Income before income taxes                              64,291           77,128
Provision for income taxes                              24,618           29,539

Net income                                        $     39,673     $     47,589

Earnings per share
   Basic                                          $       0.86     $       1.00
   Diluted                                        $       0.83     $       0.96
Weighted average shares outstanding
   Basic                                                46,379           47,479
   Diluted                                              47,875           49,588


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                                 HOT TOPIC, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                  Jan. 29, 2005    Jan. 31, 2004
                                                  -------------    -------------
                                                                    (restated)

Current Assets:
 Cash, cash equivalents and short-term
    investments                                   $     66,339     $    128,205
 Inventory                                              60,481           51,937
 Prepaid expenses and other                             12,390           10,654
 Deferred tax assets                                     2,541            2,259
Total current assets                                   141,751          193,055

Leaseholds, fixtures and equipment - net               136,401          102,838
Deposits and other                                         243              189

Total assets                                      $    278,395     $    296,082

Current Liabilities:
 Accounts payable                                 $     17,874     $     15,841
 Accrued liabilities                                    27,769           28,133
 Income taxes payable                                    8,887            7,278
Total current liabilities                               54,530           51,252
Deferred rent                                           30,227           21,843
Deferred tax liability                                   6,076            1,708
Total liabilities                                       90,833           74,803
Shareholders' equity                                   187,562          221,279
Total liabilities and shareholders' equity        $    278,395     $    296,082

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                                 HOT TOPIC, INC.
                                   OTHER DATA
                             (Dollars in thousands)
                                   (Unaudited)


                                                      Fiscal Years Ended
                                                --------------------------------
                                                Jan. 29, 2005      Jan. 31, 2004
                                                -------------      -------------
                                                                      (restated)

Depreciation and amortization                   $     24,635       $     20,360
Capital expenditures                            $     57,853       $     41,959
Number of stores open at end of period:
  Hot Topic                                              592                502
  Torrid                                                  76                 52
Total store square footage                         1,214,400            998,600


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                                 HOT TOPIC, INC.
                          SUMMARY STATEMENTS OF INCOME
                                   (Unaudited)


                                                     Quarters Ended
                                       -----------------------------------------
                                       Oct. 30, 2004  July 31, 2004  May 1, 2004
                                       -------------  -------------  -----------
                                        (restated)     (restated)     (restated)

(In thousands, except per share amounts)

Net sales                               $   180,808    $   136,263   $   128,143
Cost of goods sold, including buying,
 distribution and occupancy costs           116,268         89,613        83,958
Gross margin                                 64,540         46,650        44,185
Selling, general and administrative
  expenses                                   44,553         39,515        35,985
Operating income                             19,987          7,135         8,200
Interest income-net                             188            204           352
Income before income taxes                   20,175          7,339         8,552
Provision for income taxes                    7,727          2,811         3,275

Net income                              $    12,448    $     4,528   $     5,277

Earnings per share
   Basic                                $      0.27    $      0.10   $      0.11
   Diluted                              $      0.26    $      0.09   $      0.11
Weighted average shares outstanding
   Basic                                     46,086         46,565        48,019
   Diluted                                   47,202         48,023        50,131